Exhibit 23.2

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of the unaudited consolidated financial statements of Freedom Leaf Inc. for the three and nine months ended March 31, 2018, as reviewed by us.

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

July 23, 2018